BLOCK FINANCIAL CORPORATION

                              OFFICERS' CERTIFICATE

        The undersigned, Becky Shulman, the Vice President and Treasurer of Block Financial Corporation, a Delaware corporation (the "Corporation"), and Bret G. Wilson, Secretary of the Corporation, do hereby establish the terms of certain debt securities of the Corporation under the Indenture, dated
October 20, 1997 (the "Indenture"), among the Corporation, H&R Block, Inc. ("HRB") and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) (the "First Trustee"), as supplemented by that certain First Supplemental Indenture, dated as of April 18, 2000, among the Corporation, HRB, the First Trustee and The Bank of New York, as separate trustee under the Indenture in respect of BFC's 8.50% Notes due 2007 (the "Second Trustee), as follows:

(i)     The title of the securities shall be "5.125% Notes due 2014" (the
        "Notes");

(ii) Deutsche Bank Trust Company Americas shall be the Trustee, Authenticating Agent, Paying Agent, Transfer Agent and Registrar for the Notes;

(iii) The aggregate principal amount of the Notes which may be initially authenticated and delivered under the Indenture shall be initially limited to a maximum of $400,000,000, subject to the right of the Corporation to issue additional principal amount of the Notes from time to time;

(iv) The Notes shall mature on October 30, 2014; the holders of the Notes shall not have the right to demand repayment of the Notes prior to maturity; and the Notes shall not be subject to any sinking fund requirement;

(v) The Notes shall bear interest at the rate of 5.125% per annum, which interest shall accrue from October 26, 2004, or from the most recent Interest Payment Date (as defined in the Indenture) to which interest has been paid or duly provided for, which dates shall be April 30 and October 30 of each year, and such interest shall be payable semi-annually on April 30 and October 30, commencing on April 30, 2005, to holders of record at the close of business on the April 15 or October 15, respectively, next preceding each such Interest Payment Date;

(vi) Deutsche Bank Trust Company Americas is appointed to be trustee for the Notes, and Deutsche Bank Trust Company Americas or any other banking institution hereafter selected by the officers of the Corporation, are appointed agents of the Corporation (a) where the Notes may be presented for registration of transfer or exchange, (b) where notices and demands to or upon the Corporation in respect of the Notes or the Indenture may be made or served and (c) where the Notes may be presented for payment of principal and interest;

(vii) The Notes are approved in the form attached hereto as Exhibit A and shall be issued upon original issuance in whole in the form of book-entry Global Securities (as defined in the Indenture), and the Depository (as defined in the Indenture) shall be the Depository Trust Company, New York, New York. Such Global
        Securities shall bear the legends set forth in the form of Note attached as Exhibit A hereto;

(viii)  In addition to the circumstances specified in Section 2.15(c)(i) and
        (ii) of the Indenture, the Global Security may be exchanged for individual Notes in definitive registered form if an Event of Default has occurred and is continuing.

(ix) The Corporation may redeem the Notes at any time prior to maturity in whole, or in part, at a redemption price equal to the greater of:

               (i) 100% of the principal amount of the Notes to be redeemed, plus accrued interest to the redemption date, or

               (ii) as determined by the Independent  Investment Banker, the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 20 basis points plus accrued interest to the redemption date.

                    The  redemption price shall be calculated assuming a 360-day year consisting of twelve 30-day months.

                    "Treasury Rate" means,  with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a
               price  for  the  Comparable   Treasury  Issue   (expressed  as  a
               percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

                    "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                    "Comparable  Treasury  Price"  means,  with  respect  to any redemption date:

               (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

               (ii) if the Trustee obtains fewer than three  Reference  Treasury
                    Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

                    "Independent  Investment  Banker" means one of the Reference
               Treasury Dealers appointed by the trustee after consultation with the Corporation.

                    "Reference  Treasury  Dealer" means (a) each of J.P.  Morgan
               Securities Inc. and Merrill Lynch Government Securities Inc. and their respective successors, unless either of them ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Corporation shall substitute another Primary Treasury Dealer, and (b) any other Primary Treasury Dealer selected by the Corporation.

                    "Reference  Treasury Dealer  Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

                    Notice of any redemption shall be given at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Notices of redemption may not be conditional. Unless there exists a default in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions of the Notes called for redemption.

                    If less  than all of the  Notes  are to be  redeemed  at any time, the Trustee shall select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

(x) The Notes shall be general unsecured obligations of the Corporation and shall rank equal in right of payment, on a pari passu basis, with all of its other existing and future unsecured and unsubordinated senior indebtedness. The Notes shall be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor. The guarantee shall rank equal in right of payment, on a pari passu basis, with all of the Guarantor's existing and future unsecured and unsubordinated senior indebtedness and guarantees;

(xi) The definition of "Permitted Lien" in the Indenture with respect to the Notes shall be replaced with the following:

               "Permitted Liens" means, with respect to any Person,

               (a) Pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case Incurred in the ordinary course of business;

               (b) Liens imposed by law, such as carriers', warehousemen's, laborers', materialmen's, landlords', vendors', workmen's, operators', factors and mechanics liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

               (c) Liens for taxes, assessments and other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings;

               (d) Survey exceptions, encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

               (e) Liens existing on or provided for under the terms of agreements existing on the Issue Date (including, without limitation, under the Credit Agreement);

               (f) Liens on property at the time the Company or any of its Subsidiaries acquired the property or the entity owning such property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that any such Lien may not extend to any other property owned by the Company or any of its Subsidiaries;

               (g) Liens on any Principal Property, or any shares of stock or Indebtedness of any Subsidiary, acquired (including by way of merger or consolidation) after the date of the Indenture by the Company or any Subsidiary which are created contemporaneously with such acquisition, or within 24 months thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof;

               (h) Liens arising from, or in connection with, any securitization, sale or other transfer, or any financing, involving loans, servicing assets, securities, receivables or other financial assets (or, in each case, portions of, or participations in, thereof) and/or, in each case, related rights and interests;

               (i) Liens securing a Hedging Obligation so long as such Hedging Obligation is of the type customarily entered into for the purpose of limiting risk;

               (j)  Purchase Money Liens;

               (k)  Liens  securing  only  Indebtedness  of a Subsidiary  of the
                    Company  to  the  Company  or  one  or  more  wholly   owned
                    Subsidiaries of the Company;

               (l) Liens on any property to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or Indebtedness issued or Guaranteed by the United States, any state or any department, agency or instrumentality thereof;

               (m)  Government Contract Liens;

               (n) Liens securing Indebtedness of joint ventures in which the Company or a Subsidiary has an interest to the extent such Liens are on property or assets of, such joint ventures;

               (o) Liens arising in connection with payables to brokers and dealers in the ordinary course of business;

               (p)  Liens  arising  in   connection   with  deposits  and  other
                    liabilities incurred by banking and/or other financial services activities in the ordinary course of business;

               (q) Banker's Liens, rights of setoff and other similar Liens existing solely with respect to bank accounts maintained by the Company and its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained; provided that, unless the Liens are non-consensual and arise by operation of law, the Liens shall not secure (either directly or indirectly) the repayment of any Indebtedness;

               (r)  Liens resulting from the deposit of funds or evidences of
                Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries;

               (s) legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment lien or attachment lien in aid of execution on a judgment);

                    (t) any attachment Lien being contested in good faith and by proceedings promptly initiated and diligently conducted, unless the attachment giving rise thereto shall not, within sixty days after the entry thereof, have been discharged or fully bonded or shall not have been discharged within sixty days after the termination of any such bond;

                    (u) any judgment Lien, unless the judgment it secures shall not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty days after the expiration of any such stay;

                    (v) Liens to banks arising from the issuance of letters of credit issued by such banks;

                    (w) Rights of a common owner of any interest in property held by such Person;

                    (x) Any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person; and

                    (y) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any indebtedness secured by any Lien referred to in the foregoing clauses (e) through
                         (n); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the indebtedness described under clauses (e) through (j) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

(xii)   Section 4.08 of the Indenture shall not be applicable to the Notes;

(xiii) Section 4.10 of the Indenture with respect to the Notes shall be replaced with the following:

                    Limitation on Liens. Unless the Company contemporaneously secures the Notes equally and ratably with (or prior to) such obligation, the Company shall not, and shall not permit any of its Subsidiaries to create or permit to exist any Lien on any Principal Property, or any shares of stock or Indebtedness of any Restricted Subsidiary whether owned on the Issue Date or thereafter acquired, securing any obligation except for:

               (i)  Permitted Liens; or

               (ii) Liens  securing  Indebtedness  if,  after  giving  pro forma effect to the Incurrence of such indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, all Indebtedness of the Company and its Subsidiaries secured by Liens on any Principal Property (other than Permitted Liens), at the time of determination does not exceed the greater of $250,000,000 or 15% of the total consolidated stockholders' equity of the Company as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

(xiv) The only Events of Default with respect to the Notes shall be those listed in clauses (a) through (h) of Section 6.01;

(xv) Section 10.01 of the Indenture with respect to the Notes shall be replaced with the following;

                    Consolidations  and Mergers of the Company.  Neither BFC nor
               the Company shall consolidate with or merge with or into any Person, or convey, transfer or lease all or substantially all the assets of the Company on a consolidated basis, unless:

              (i) either (a) the Company shall be the continuing Person in the case of a merger or (b) the resulting, surviving or transferee Person if other than the Company (the "Successor Company") shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of BFC and the Company under the Notes according to their tenor, and this Indenture;

              (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; and

              (iii) the Company shall have delivered to the Trustee an Officers'
                    Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental Indenture (if any) comply with this Indenture.

(xvi)   The Notes shall be subject to Article XI of the Indenture

(xvii) The initial public offering price of the Notes is 99.412% of the principal amount thereof, plus accrued interest, if any, from October 26, 2004;

(xviii) The price to be received by the Corporation from the Underwriters for the Notes shall be 98.762% of the principal amount thereof;

(xix) In case of any conflict between this Certificate and the Notes in the form referred to in paragraph (vii), the Notes shall control.




                            [signature page follows]

        IN WITNESS WHEREOF, I have signed my name as of this 26th day of October, 2004.





                               By:   /s/ Becky Shulman
                                   ------------------------
                               Name: Becky Shulman
                               Title: Vice President and Treasurer


                               By:   /s/ Bret G. Wilson
                                   ------------------------
                               Name: Bret G. Wilson
                               Title: Secretary